UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 2, 2012

NGP CAPITAL RESOURCES COMPANY

(Exact Name of Registrant as Specified in Charter)

Maryland	814-00672	20-1371499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Fannin, Suite 3800 Houston, Texas	77010
(Address of Principal Executive Offices)	(Zip Code)

(713) 752-0062

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported on September 28, 2012, NGP Capital Resources Company (the “Company”) notified The NASDAQ Stock Market LLC (“NASDAQ”) that, as a result of the resignation of James R. Latimer, III from his position as a member of the Board of Directors (the “Board”) of the Company and a member of the Company’s Audit Committee, the Company no longer complied with NASDAQ Listing Rules 5606(b)(1) and 5605(c)(2)(A), which require, among other things, that a majority of the Board be comprised of independent directors as defined in Listing Rule 5605(a)(2) and that the Company’s Audit Committee be comprised of at least three independent Board members.

On October 2, 2012, the Company received a notification letter (the “Notice”) from NASDAQ advising it that the Company no longer complies with NASDAQ’s independent director and audit committee requirements as set forth in Listing Rule 5605. The Notice stated that, consistent with Listing Rules 6505(b)(1)(A) and 5605(c)(4), the Company will have until the earlier of the Company’s next annual stockholders’ meeting or September 25, 2013 to regain compliance. The Company’s next annual stockholders’ meeting is scheduled to be held in May 2013. The Company expects to comply with NASDAQ’s independent director and audit committee requirements within the specified cure period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NGP Capital Resources Company

By: /s/ L. Scott Biar

L. Scott Biar

Chief Financial Officer

Date: October 3, 2012